ASSOCIATION OF VOLLEYBALL PROFESSIONALS, INC.
2002 STOCK INCENTIVE PLAN

1. PURPOSE

The purpose of this 2002 Stock Incentive Plan (the "Plan") of Association of Volleyball Professionals, Inc. (the "Company") is to further the interests of the Company by strengthening the desire of Employees to continue their employment with the Company, by helping the Company to attract, and secure the services of, Employees, by aligning the interests of such Employees with the Company, and by securing other benefits for the Company through Options and Restricted Stock Grants to be granted hereunder. Options granted under the Plan are either options intending to qualify as "incentive stock options" within the meaning of Section 422 of the Code or non-qualified stock options.

2. DEFINITIONS

Whenever used herein the following terms shall have the following meanings, respectively:

(a) "Act" shall mean the Securities Act of 1933, as amended.

(b) "Board" shall mean the Board of Directors of the Company.

(c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

(d) "Committee" shall mean the committee which shall be selected and designated by the Board as the "Compensation Committee", or if no committee has been appointed, reference to "Committee" shall be deemed to refer to the Board; provided, however, that after an Initial Public Offering, the Committee shall be comprised of two or more individuals who are all "non-employee directors", within the meaning of Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended, and "outside directors", within the meaning of Section 1.62-27(e)(3) of the United States Treasury Regulations promulgated under Section 162(m) of the Code.

(e) "Common Stock" shall mean the Company's Common Stock as described in the Company's Articles/Certificate of Incorporation.

(f) "Company" shall mean Association of Volleyball Professionals, Inc., a Delaware corporation.

(g) "Employee" shall mean in connection with Non-Qualified Options, Non-Qualified Stock Option Agreements, Restricted Stock Grants, and Restricted Stock Grant Agreements (i) any director, officer, common law employee, consultant, or independent contractor of the Company or any Subsidiary or Parent of the Company, (ii) any individual in an effort to induce said individual to become and remain an employee or independent contractor of the Company, or (iii) any other individual or entity the

Committee may deem appropriate to receive a Non-Qualified Option or Restricted Stock Grant (so long as the grant of the Non-Qualified Option or Restricted Stock Grant furthers a specific Company purpose and the Committee deems it in the best interests of the Company to grant the Non-Qualified Option or Restricted Stock Grant to said individual or entity). In connection with Incentive Options and the Company's Incentive Stock Option Agreements, the term "Employee" shall include only common law employees of the Company or of any Subsidiary or Parent of the Company.

(h) "Fair Market Value" shall mean, as of any date, if the Common Stock is publicly traded, the mean between the highest and lowest quoted selling prices of the Common Stock on the date of determination or, if not available, the mean between the bona fide bid and ask prices of the Common Stock on the date of determination. In any situation not covered above, or if there were no sales on the date of determination, the Fair Market Value shall be determined by the Committee by considering the Company's net worth, prospective earning power and dividend-paying capacity, among other factors, in accordance with Section 20.2031-2 of the Federal Estate Tax Regulations. Notwithstanding the foregoing, if the Option or Restricted Stock Grant is granted contemporaneously with an Initial Public Offering of the Company's Common Stock, the Fair Market Value shall be at the price at which the Common Stock is sold in such Initial Public Offering.

(i) "Incentive Option" shall mean an Option granted under the Plan which is designated as, and qualifies as, an incentive stock option within the meaning of Section 422 of the Code.

(j) "Incentive Option Agreement" shall mean a written agreement setting forth the terms of an Incentive Option.

(k) "Initial Public Offering" shall mean a firm commitment underwritten public offering pursuant to an effective registration statement under the Act covering the offer and sale of the Common Stock.

(l) "Non-Qualified Option" shall mean an Option granted under the Plan which is designated as a non-qualified stock option or which does not qualify as an incentive stock option within the meaning of Section 422 of the Code.

(m) "Non-Qualified Option Agreement" shall mean a written agreement setting forth the terms of a Non-Qualified Option.

(n) "Option" shall mean an Incentive Option, as defined in Section 2(i) hereof, or a Non-Qualified Option, as defined in Section 2(k) hereof.

(o) "Optionee" shall mean any Employee who has been granted an Option to purchase shares of Common Stock under the Plan.

(p) "Parent" shall have the meaning set forth in Section 424(e) of the Code.

(q) "Participant" shall mean any Employee to whom a Restricted Stock Grant has been granted by the Committee under this Plan.

(r) "Permanent Disability" shall mean termination of employment with the Company, with the consent of the Company, by reason of permanent and total disability within the meaning of Section 22(e)(3) of the Code.

(s) "Plan" shall mean this 2002 Stock Incentive Plan.

(t) "Restricted Stock" shall mean shares of Common Stock issued pursuant to a Restricted Stock Grant that are subject to forfeiture provisions or such other conditions as may be determined by the Committee and specified in a Restricted Stock Grant Agreement.

(u) "Restricted Stock Grant" shall mean any form of grant of Restricted Stock under this Plan.

(v) "Restricted Stock Grant Agreement" shall mean a written agreement setting forth the terms of a Restricted Stock Grant.

(w) "Subsidiary" shall have the meaning set forth in Section 424(f) of the Code.

3. **ADMINISTRATION**

(a) The Plan shall be administered either (i) by the Board, or (ii) in the discretion of the Board, by the Committee appointed by the Board. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies.

(b) Any action of the Committee with respect to the administration of the Plan shall be taken by majority vote or by written consent of a majority of its members.

(c) Subject to the provisions of the Plan, the Committee shall have the authority to construe and interpret the Plan, to define the terms used therein, to determine the time or times an Option or Restricted Stock Grant may be issued or exercised and the number of shares which may be exercised at any one time, to prescribe, amend and rescind rules and regulations relating to the Plan, to approve and determine the duration of leaves of absence which may be granted to Optionees and Participants without constituting a termination of their employment or other relationship with the Company for purposes of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Committee shall be conclusive and binding on all Employees and on their guardians, legal representatives and beneficiaries.

(d) The Company will indemnify and hold harmless, to the fullest extent of the law, the members of the Board and the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission

to act, in connection with the performance of such persons' duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct and/or criminal acts of such person.

(e) The Company will provide financial information to the Optionees and Participants on the same basis as the Company provides such information to holders of Common Stock, which in any event shall include dissemination of the Company's financial statements at least annually.

4. NUMBER OF SHARES SUBJECT TO PLAN

The maximum number of shares to be offered under the Plan shall initially consist of an aggregate of up to 18,340 shares of Common Stock. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan. If any shares which are attributable to Restricted Stock Grants expire or are otherwise terminated, canceled, surrendered or forfeited, during a calendar year, such shares shall again be available for purposes of this Plan.

5. ELIGIBILITY AND PARTICIPATION

(a) The Committee shall determine the Employees to whom Options or Restricted Stock Grants shall be granted, the time or times at which such Options or Restricted Stock Grants shall be granted and the number of shares to be subject to each Option or Restricted Stock Grant. An Employee who has been granted an Option or Restricted Stock Grant may, if he is otherwise eligible, be granted an additional Option or Options, or Restricted Stock Grant or Restricted Stock Grants, if the Committee shall so determine. Employees may be granted Incentive Options or Non-Qualified Options or both under the Plan; provided, however, that the grant of Incentive Options and Non-Qualified Options to an Employee shall be the grant of separate Options and each Incentive Option and each Non-Qualified Option shall be specifically designated as such.

(b) In no event shall an Employee be granted in any calendar year, under the Plan and all other plans of the Company or any Subsidiary or Parent, Incentive Options that are first exercisable during any one calendar year for stock with an aggregate Fair Market Value (determined as of the time the option was granted) in excess of One Hundred Thousand Dollars ($100,000).

6. RESTRICTED STOCK

The Committee may grant Restricted Stock Grants to such Employees, in such amounts, and subject to such terms and conditions as the Committee may determine in its sole discretion, including such restrictions on transferability and other restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee shall determine. In setting any restrictions on transferability with respect to a Restricted Stock Grant to an Employee who is not an officer or director or a consultant,

in no event shall the Committee provide that the restrictions shall lapse over a period of more than five (5) years or at a rate that is less rapid than twenty (20%) percent per year.

Restricted Stock granted under a Restricted Stock Grant Agreement shall be evidenced by certificates registered in the name of the Participant and bearing an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company may retain physical possession of any such certificates, and the Company may require a Participant awarded Restricted Stock to deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock for so long as the Restricted Stock is subject to a risk of forfeiture.

Unless otherwise determined by the Committee at the time of a grant, the holder of Restricted Stock shall have the right to vote the Restricted Stock and to receive dividends thereon, unless and until such shares are forfeited.

7. EXERCISE PRICE OR PURCHASE PRICE

The exercise price of each optioned share, and the purchase price, if any, of each share of Restricted Stock, covered by this Plan shall be determined by the Committee subject to the following:

(a) The exercise price of each share covered by each Incentive Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock of the Company on the date the Incentive Option is granted; provided, however, that if at the time an Incentive Option is granted the Optionee owns or would be considered to own by reason of Section 424(d) of the Code more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent, the exercise price of the shares covered by such Incentive Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date the Incentive Option is granted.

(b) The exercise price of each share covered by each Non-Qualified Option shall not be less than eighty-five percent (85%) of the Fair Market Value of the Common Stock of the Company on the date the Non-Qualified Option is granted; provided, however, that if at the time a Non-Qualified Stock Option is granted, the Optionee owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent, the exercise price of the shares covered by such Non-Qualified Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date the Non-Qualified Stock Option is granted.

(c) The purchase price of each share covered by each Restricted Stock Grant shall not be less than eighty-five percent (85%) of the Fair Market Value of the Common Stock of the Company on the date the Restricted Stock Grant is granted; provided, however, that if at the time a Restricted Stock Grant is granted the Optionee owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent, the exercise price of the shares covered by such

Restricted Stock Grant shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock either on the date the Restricted Stock Grant is granted or at the time the purchase is consummated.

8. DURATION OF OPTIONS

The expiration date of each Option and all rights thereunder shall be determined by the Committee at the time of the grant of the Option; provided, however, in no event shall an Option be exercisable after the expiration of ten (10) years from the date on which the Option is granted, and the Option shall be subject to earlier termination as provided herein; provided, however, that if at the time an Incentive Option is granted the Optionee owns or would be considered to own by reason of Section 424(d) of the Code more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent of the Company, in no event shall such Incentive Option be exercisable after the expiration of five (5) years from the date the Incentive Option is granted. In the event the Committee does not specify the expiration date of an Option, such Option shall expire on the latest date permitted under this Section 8.

9. EXERCISE OF OPTIONS

Except as otherwise determined by the Committee, an Option shall vest and become exercisable on the anniversary of the date of grant of such Option at a rate of twenty-five percent (25%) per year over four (4) years from the date of grant of such Options. In no event shall an Option granted to an Employee who is not an officer or director or consultant, vest and become exercisable over a period of more than five (5) years or at a rate that is less rapid than twenty percent (20%) per year.

An Optionee may purchase less than the total number of shares for which the Option is exercisable, provided that a partial exercise of an Option may not be for less than One Hundred (100) shares, unless the exercise is during the final year of the Option, and shall not include any fractional shares. As a condition to the exercise, in whole or in part, of any Option, the Committee may in its sole discretion require the Optionee to pay, in addition to the purchase price of the shares covered by the Option, an amount equal to any federal, state and local taxes that the Committee has determined are required to be paid in connection with the exercise of such Option in order to enable the Company to claim a deduction or otherwise. Furthermore, if any Optionee disposes of any shares of stock acquired by exercise of an Incentive Option prior to the expiration of either of the holding periods specified in Section 422(a)(1) of the Code, the Optionee shall pay to the Company, or, in the Company's discretion, the Company shall have the right to withhold from any payments to be made to the Optionee, an amount equal to any federal, state and local taxes the Committee has determined are required to be paid in connection with the exercise of such Option, in order to enable the Company to claim a deduction or otherwise.

Notwithstanding the provisions of Section 10, below, at the discretion of the Committee, an Optionee may exercise any Options granted to such Optionee prior to the

time at which such Options vest; provided, however, that in connection with such exercise, the Optionee shall receive Restricted Stock with terms, restrictions, forfeiture provisions, and vesting provisions substantially similar to the terms, restrictions, forfeiture provisions, and vesting provisions of the exercised Options.

10. METHOD OF EXERCISE OF OPTIONS

(a) To the extent that the right to purchase shares has vested, Options may be exercised from time to time by giving written notice to the Company stating the number of shares with respect to which the Option is being exercised, accompanied by payment in full of the purchase price for the number of shares being purchased and, if applicable, any federal, state or local taxes required to be paid in accordance with the provisions of Section 10 hereof.

(b) In the Committee's discretion, payment of the purchase price for the shares with respect to which the Option is being exercised may be made (i) in cash, (ii) by delivering shares of Company Stock owned by the Optionee and having a Fair Market Value on the date of exercise equal to the exercise price of the Options being exercised, (iii) or by such other method as the Committee may approve. If requested by the Committee, prior to the acceptance of share certificates in payment for optioned shares, the Optionee, or any other person entitled to exercise the Option, shall supply the Committee with a representation and warranty in writing that he has good and marketable title to the shares represented by the certificates, free and clear of all liens and encumbrances.

(c) Subject to the approval of the Committee, an Optionee may be permitted to exercise an Option, in whole or in part, with respect to those number of Shares determined by dividing (a) the aggregate Fair Market Value of the Shares issuable upon exercise of the Option minus the aggregate exercise price of such Shares by (b) the Fair Market Value of one Share.

(d) Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of the shares for such period as may be required for it to comply, with reasonable diligence, with any applicable listing requirements of any national securities exchange, nationally recognized quotation system, or any federal, state or local law. If an Optionee, or other person entitled to exercise an Option, fails to accept delivery of or fails to pay for all or any portion of the shares requested in the notice of exercise, upon tender of delivery thereof, the Committee shall have the right to terminate his Option with respect to such shares.

(e) The Company may make loans to Optionees as the Committee, in its discretion, may determine in connection with the exercise of outstanding Options granted under the Plan. Such loans shall (i) be evidenced by promissory notes entered into by the holders in favor of the Company; (ii) be subject to the terms and conditions set forth in this subsection (d) and such other terms and conditions, not inconsistent with the Plan, as the Committee shall determine; and (iii) bear interest at such rate as the Committee shall determine. In no event may the principal amount of any such loan exceed the purchase

price of the shares covered by the Option, or portion thereof, purchased by the Optionee. The initial term of the loan, the schedule of payments of principal and interest under the loan, and the conditions upon which the loan will become payable in the event of the holder's termination of employment, or service relationship, shall be determined by the Committee; provided, however, that the term of the loan, including extensions, shall not exceed ten (10) years. Unless the Committee determines otherwise, when a loan shall have been made, shares having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan and such pledge shall be evidenced by a security agreement, the terms of which shall be determined by the Committee, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

11. NON-TRANSFERABILITY

No Option or Restricted Stock Grant granted under this Plan shall be assignable or transferable by the Optionee or Participant, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by the Optionee or Participant, except that Non-Qualified Options may also be assigned or transferred by the Optionee by instrument to an inter vivos or testamentary trust in which the Non-Qualified Options are to be passed to beneficiaries upon the death o fthe trustor (settlor), and by gift to "immediate family" as that term is defined in C.F.R. 240.16a-1(e).

12. CONTINUANCE OF EMPLOYMENT

Nothing contained in this Plan or in any Option or Restricted Stock Grant granted under this Plan shall confer upon any Optionee or Participant any rights with respect to the continuation of his employment, or service relationship, by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the Optionee or Participant from the rate in existence at the time of the grant or authorization of an Option or Restricted Stock Grant.

13. TERMINATION OF EMPLOYMENT OTHER THAN BY DEATH OR PERMANENT DISABILITY

Except as the Committee may determine otherwise with respect to any Non-Qualified Options granted hereunder: If an Optionee ceases to be an Employee for any reason other than his death or Permanent Disability, any Options granted to him under the Plan shall terminate three (3) months from the date on which such Optionee terminates his employment (whether voluntarily or involuntarily) unless such Optionee has been rehired by the Company and is an Employee on such date. During such three (3) month period, an Optionee may exercise any Option granted to him but only to the extent such Option was exercisable on the date of termination of his employment and provided that such Option has not expired or otherwise terminated as provided herein. The decision as to whether a termination for a reason other than death or Permanent Disability has

occurred shall be made by the Committee, whose decision shall be final and conclusive. A leave of absence approved in writing by the Committee shall not be deemed a termination of employment for purposes of this Section, but no Option may be exercised during any such leave of absence, except during the first three (3) months thereof. In no event shall the Committee establish a required period in which to exercise an Option following termination of employment, other than by death or Permanent Disability, which is less than thirty (30) days following any such termination of employment.

14. DEATH OR PERMANENT DISABILITY OF OPTIONEE OR PARTICIPANT

Except as the Committee may determine otherwise with respect to any Non-Qualified Options granted hereunder: If an Optionee shall die at a time when he is employed by the Company or if the Optionee shall cease to be an Employee by reason of Permanent Disability, any Option granted to him under this Plan shall terminate one year after the date of his death or termination of employment due to Permanent Disability unless by its terms it shall expire before such date or otherwise terminate as provided herein, and shall only be exercisable to the extent that it would have been exercisable on the date of his death or his retirement due to Permanent Disability. In the case of death, the Option may be exercised by the person or persons to whom the Optionee's rights under the Option shall pass by will or by the laws of descent and distribution. The decision as to whether a termination by reason of Permanent Disability has occurred shall be made by the Committee, whose decision shall be final and conclusive.

15. STOCK NOT FOR DISTRIBUTION

Each Optionee or Participant shall, by accepting the grant of an Option or Restricted Stock Grant under this Plan, represent and agree, for himself and his transferees by will or the laws of descent and distribution, that all shares of stock purchased upon exercise of the Option or grant of the Restricted Stock Grant will be received and held without a view to distribution except as may be permitted by the Act, and the rules and regulations promulgated thereunder. After each notice of exercise of any portion of an Option or grant of a Restricted Stock Grant, if requested by the Committee, the person entitled to exercise the Option or granted the Restricted Stock Grant must agree in writing that the shares of stock are being acquired in good faith without a view to distribution except as may be permitted by the Act and the rules and regulations promulgated thereunder.

16. PRIVILEGES OF STOCK OWNERSHIP

No person entitled to exercise any Option granted under the Plan shall have any of the rights or privileges of a shareholder of the Company with respect to any shares of Common Stock issuable upon exercise of such Option until such person has become the holder of record of such shares. No adjustment shall be made for dividends or distributions of rights in respect of such shares if the record date is prior to the date on which such person becomes the holder of record, except as provided in Section 17 hereof.

17. ADJUSTMENTS

(a) If the number of outstanding shares of Common Stock of the Company are increased or decreased through reorganization, merger, reverse merger, recapitalization, reclassification, stock dividend, distribution, stock split, reverse split, combination of shares or other similar transaction, the aggregate number of shares of Common Stock subject to the Plan as provided in Section 4 hereof and the shares of Common Stock subject to issued and outstanding Options, and Restricted Stock Grants under the Plan, as well as the price per share of Common Stock covered by each such outstanding Option or Restricted Stock Grant, shall be appropriately and proportionately adjusted by the Committee.

(b) Notwithstanding the provisions of subsection (a) of this section, and subject to any agreement to the contrary, upon the dissolution or liquidation of the Company or upon any reorganization, merger or consolidation with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the assets of the Company or of more than 50% of the then outstanding stock of the Company to another corporation or entity, the Plan and each outstanding Option and Restricted Stock Grant shall terminate; provided, however, that: (i) each Option and Restricted Stock Grant for which no equivalent option or restricted stock grant has been tendered or permitted by the surviving corporation in accordance with all of the terms of provision (ii) immediately below shall become fully exercisable subject to the provisions of Sections 9(b) and (c) hereof within thirty days before the effective date of such dissolution, liquidation, merger, consolidation or sale of stock or assets in which the Company is not the surviving corporation; or (ii) in its sole and absolute discretion, the surviving corporation may, but shall not be obligated to, tender to any Optionee or Participant an equivalent option or restricted stock grant to acquire shares of the surviving corporation or acquiring corporation, and such new option or restricted stock grant shall contain such terms and provisions as shall be required substantially to preserve the rights and benefits of any Option or Restricted Stock Grant then outstanding under this Plan.

(c) Adjustments under this section shall be made by the Committee as required by applicable law and the Committee's determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan or in connection with any such adjustment.

18. AMENDMENT AND TERMINATION OF PLAN

(a) The Board may from time to time, with respect to any shares at the time not subject to Options or Restricted Stock Grants suspend or terminate the Plan or amend or revise the terms of the Plan; provided that any amendment to the Plan shall be approved by a majority of the shareholders of the Company if the amendment would (i) materially increase the benefits accruing to Optionees or Participants under the Plan; (ii) increase the number of shares of Common Stock which may be issued under the Plan,

except as permitted under the provisions of Section 17 hereof; or (iii) materially modify the requirements as to eligibility for participation in the Plan.

(b) No amendment, suspension or termination of the Plan shall, without the consent of the Optionee or Participant, alter or impair any rights or obligations under any Option or Restricted Stock Grant theretofore granted to such Optionee or Participant under the Plan.

(c) The terms and conditions of any Option granted to an Optionee, or Restricted Stock Grant granted to a Participant, under the Plan may be modified or amended only by a written agreement executed by the Optionee or Participant and the Company; provided, however, that if any amendment or modification of an Incentive Option would constitute a "modification, extension or renewal" within the meaning of Section 424(h) of the Code, such amendment shall be null and void unless the amendment contains an acknowledgment by the parties substantially in the following form: "The parties hereto recognize and agree that this amendment constitutes a modification, renewal or extension, within the meaning of Section 424(h) of the Code, of the option originally granted ________."

19. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon adoption by the Board and approval by the Company's shareholders; provided, however, that prior to approval of the Plan by the Company's shareholders, but after adoption by the Board, Restricted Stock Grants and Options may be granted under the Plan subject to obtaining such shareholders' approval. Notwithstanding the foregoing, such shareholders' approval must occur no later than twelve (12) months after the date of adoption of the Plan by the Board.

20. TERM OF PLAN

No Option or Restricted Stock Grant shall be granted pursuant to the Plan after ten (10) years from the earlier of the date of adoption of the Plan by the Board or the date of approval of the Plan by the Company's shareholders.

21. RIGHT TO REPURCHASE AND RIGHT OF FIRST REFUSAL

Except as the Committee may determine otherwise, prior to an Initial Public Offering of the Company, if an Optionee or Participant shall cease to be an Employee other than due to retirement with the consent of the Company, the Company shall have the right, but not the obligation, to repurchase within ninety (90) days of termination of employment (or, in the case of shares issued upon exercise of an Option after the date of termination of employment, within ninety (90) days after the date of exercise) all or any portion of the shares purchased by an Optionee upon the exercise of the Optionee's Option or granted to a Participant pursuant to a Restricted Stock Grant, to the extent vested, at the Fair Market Value of the shares as of the date of termination of employment or, with respect to unvested Shares subject to a Restricted Stock Grant, the lower of the original purchase price and Fair Market Value, as well as any shares issuable upon exercise of any unexercised Options which the Optionee has the right to exercise at

the time the Optionee ceases to be an employee, at the Fair Market Value of the shares less the purchase price payable upon exercise of such Options. Consideration paid by the Company to the Optionee or Participant in connection with such repurchases shall consist of cash or cancellation of purchase money indebtedness for the Option or Restricted Stock Grant being repurchased, as determined by the Committee. Any shares repurchased by the Company hereunder shall again be available for issuance under the Plan. The Committee shall determine in each case whether the Optionee or Participant shall have ceased to be an Employee due to retirement with the consent of the Company. Any such determination of the Committee shall be final and conclusive. The Company's right to repurchase the shares purchased by an Optionee upon the exercise of an Option, or delivered to a Participant pursuant to a Restricted Stock Grant, granted pursuant to this Section, shall terminate ninety (90) days after termination of employment.

Except as the Committee may determine otherwise, the Company shall have the right of first refusal, exercisable in connection with any proposed sale, hypothecation or other disposition of the shares purchased by an Optionee pursuant to an Option or delivered to a Participant pursuant to a Restricted Stock Grant. In the event the holder of such shares desires to accept a bona fide third-party offer for any or all of such shares, the shares shall first be offered to the Company upon the same terms and conditions as are set forth in the bona fide offer.

Except as the Committee may determine otherwise, the rights granted by this section shall lapse and cease to have effect upon any of the following: (1) the first date on which the Common Stock is held of record by more than five hundred (500) persons, (2) determination by the Board that a public market exists for the outstanding shares of Common Stock or (3) the consummation of an Initial Public Offering.

22. MARKET STAND-OFF

In connection with an initial public offering or any subsequent underwritten Initial Public Offering by the Company of its equity securities pursuant to an effective registration statement filed under the Act, an Optionee or Participant shall agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any shares under the Plan without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters, provided, however, that in no event shall such period exceed one hundred eighty (180) days.

23. OPTION OR RESTRICTED STOCK GRANT AGREEMENTS

Options and Restricted Stock Grants under this Plan shall be evidenced by an agreement as shall be approved by the Committee that sets forth the terms, conditions and limitations of the Option or Restricted Stock Grant. The Committee may amend agreements theretofore entered into, either prospectively or retroactively, including, but not limited to, the acceleration of vesting of an Option or Restricted Stock Grant and the

extension of time to exercise an Option, except that no such amendment shall affect the Option or Restricted Stock Grant in a materially adverse manner without the consent of the Optionee or Participant.

24. LEGENDS

All certificates for shares delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, nationally recognized quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws, or as may otherwise be appropriate to administer the Plan, and the Committee may cause a legend or legends to be placed on such certificates to evidence such restrictions and the restrictions set forth in this Plan.

25. COMPLIANCE WITH LAW

The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Common Stock under Restricted Stock Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required.

26. GOVERNING LAW

The Plan shall be governed and construed in accordance with the laws of the State of Delaware and the Code.